                                       8-K
                                 Current Report

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 3, 2002

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE               333-83986            13-3291626
   (State or other Jurisdiction    (Commission        (I.R.S. Employer
          Incorporation)           File Number)    Identification Number)

                              ---------------------

                                  1585 Broadway
                                    2nd Floor
                            New York, New York 10036
                          (principal executive offices)
                                 (212) 761-4000

Item 5.  OTHER EVENTS

         Description of the Certificates

         Morgan Stanley Dean Witter Capital I Inc. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Commission's Rule 424, a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-83986, in connection with the Depositor's issuance of a series of certificates, entitled Commercial Mortgage Pass-Through Certificates, Series 2002-TOP7 (the "Certificates"), to be issued pursuant to a pooling and servicing agreement among the Depositor, Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee, ABN AMRO Bank, N.V., as fiscal agent, and Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar.

         Computational Materials

         Morgan Stanley & Co. Incorporated as underwriter of certain of the Certificates (the "Underwriter") has provided certain prospective purchasers of the Class A-1, Class A-2, Class B, and Class C Certificates (collectively, the "Offered Certificates") with certain yield tables and other computational materials, collateral term sheets and structural term sheets (the "Computational Materials") in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the assets of the trust fund in which the Certificates represent beneficial ownership, the structure of the Certificates and terms of certain classes of Certificates, and the hypothetical characteristics and hypothetical performance of certain classes and Certificates based on collateral information provided by Wells Fargo Bank, National Association, Principal Commercial Funding, LLC, Morgan Stanley Dean Witter Mortgage Capital Inc., Bear Stearns Commercial Mortgage Inc. and/or Bear, Stearns Funding, Inc., and under certain assumptions and scenarios.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

              (a)  Not applicable

              (b)  Not applicable

              (c)  Exhibits

EXHIBIT NO. 99 DESCRIPTION

         Computational Materials (as defined in Item 5) that have been provided by the Underwriter to certain prospective purchasers of the Offered Certificates.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 3, 2002

MORGAN STANLEY DEAN WITTER CAPITAL I INC.


By: /s/ Cecilia Tarrant
    --------------------------------------
    Name:  Cecilia Tarrant
    Title: Vice President

                                        2